Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

API Technologies Corp.:

We consent to the incorporation by reference into this Post-Effective Amendment No. 6 on Form S-3 to Form S-1 Registration Statement (File No. 333-136586) and related prospectus of our report dated May 14, 2010 relating to the financial statements of KII, Inc. and Kuchera Industries, LLC as of and for the years ended December 31, 2009 and 2008 and of our report dated February 26, 2010 relating to the financial statements of Kuchera Defense Systems, Inc. as of and for the years ended June 30, 2009 and 2008, which appear in API Technologies Corp.’s Post-Effective Amendment No. 5 (File No. 333-136586) filed with the SEC on September 29, 2010.

We also consent to the reference to us under the caption “Experts” in this Post-Effective Amendment No. 6 on Form S-3 to Form S-1 Registration Statement (File No. 333-136586) and related prospectus.

/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC
New Brunswick, New Jersey
May 20, 2011